Exhibit 10.1

SECOND AMENDMENT
TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) is made as of the 17th day of January, 2005 to the Loan and Security Agreement dated as of June 30, 2003 (as amended or otherwise modified from time to time, the “Loan Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) by and among Wells-Gardner Electronics Corporation, an Illinois corporation (“WGE”), American Gaming & Electronics, Inc., a Nevada corporation (“AGE”) and LaSalle Bank National Association, a national banking association (“Lender”).

WHEREAS, Borrowers have requested that Lender amend the Loan Agreement in certain respects as provided herein;

WHEREAS, Lender has agreed to amend the Loan Agreement on the terms, and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:

1.             Amendment.  Subject to the condition set forth in Section 3 below, Borrowers and Lender agree to amend the Loan Agreement as follows:

(a)           Subsection 2(a) is hereby amended and restated in its entirety as follows:

2(a)         Revolving Loans.

Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, so long as no Event of Default is then continuing, make revolving loans and advances to Borrowers (the “Revolving Loans”) in an amount up to following (the “Revolving Loan Limit”):

(i)            Eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of Eligible Accounts; plus

(ii)           Fifty percent (50%) of the lower of cost or market value of Eligible Inventory; minus

(iii)          such reserves as Lender elects, in its sole discretion, exercised in good faith, to establish from time to time;

provided, that (w) advances pursuant to clause (i) above with respect to Accounts owing by Aristocrat shall at no time exceed in the aggregate Two Million and No/100 Dollars ($2,000,000) outstanding; (x) advances pursuant to clause (ii) above shall at no time exceed in the aggregate Six Million and No/100 Dollars ($6,000,000) outstanding; (y) advances pursuant to clause (ii) above with respect to sub-assembly Inventory which constitutes Eligible Inventory shall at no time exceed Three Hundred Thousand and No/100 Dollars ($300,000), and (z) the Revolving Loan Limit shall in no event exceed Twelve Million and No/100 Dollars ($12,000,000) (the “Maximum Revolving Loan Limit”).  Notwithstanding the foregoing, the advance rates, sublimits and Maximum Revolving Loan Limit may be adjusted up or down by Lender in its sole discretion, exercised in good faith, on an annual basis based on the results of Lender’s audits of the Borrowers or at any time following the occurrence of an Event of Default.

Notwithstanding the foregoing, at any time that Excess Availability of Borrowers on a consolidated basis is less than One Million Dollars ($1,000,000), subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender shall, so long as no Event of Default is then continuing, make Revolving Loans to Borrowers such that the Revolving Loan Limit shall be equal to an amount up to the following:

(I)            With respect to WGE (the “WGE Revolving Loan Limit”):

(A)          Eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such Borrower’s business) of WGE’s Eligible Accounts; plus

(B)           Fifty percent (50%) of the lower of cost or market value of WGE’s Eligible Inventory; plus

(C)           such reserves as Lender elects, in its sole discretion, exercised in good faith, to establish from time to time; and

(II)           With respect to AGE (the “AGE Revolving Loan Limit”):

(A)          Eighty-five percent (85%) of the face amount (less maximum discounts credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such Borrower’s business) of AGE’s Eligible Accounts; plus

(B)           Fifty percent (50%) of the lower of cost or market value of AGE’s Eligible Inventory; minus

(C)           reserves as Lender elects in its sole discretion, exercised in good faith, from time to time;

provided, that (w) advances pursuant to clauses (I)(A) and (II)(A) above with respect to Accounts owing by Aristocrat shall  at no time exceed in the aggregate Two Million and No/100 Dollars ($2,000,000) outstanding; (x) advances pursuant to clauses (I)(B) and (II)(B) above shall at no time exceed in the aggregate Six Million and No/100 Dollars ($6,000,000) outstanding; (y) advances pursuant to clauses (I)(B) and (II)(B) above with respect to sub-assembly Inventory which constitutes Eligible Inventory shall at no time exceed Three Hundred Thousand and No/100 Dollars ($300,000), and (z) the Revolving Loan Limit shall in no event exceed the Maximum Revolving Loan Limit.  Notwithstanding the foregoing, the advance rates, sublimits and Maximum Revolving Loan Limit may be adjusted up or down by Lender in its sole discretion, exercised in good faith, on an annual basis based on the results of Lender’s audits of the Borrowers or at any time following the occurrence of an Event of Default.

The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations.  The aggregate unpaid principal balance of the Revolving Loans outstanding to WGE and AGE respectively shall not, at any time that Excess Availability of Borrowers on a consolidated basis is less than One Million Dollars ($1,000,000), exceed the WGE Revolving Loan Limit minus the Letter of Credit Obligations outstanding with respect to WGE or the AGE Revolving Loan Limit minus the Letter of Credit Obligations outstanding with respect to AGE, as applicable.  If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or, at any time that Excess Availability of Borrowers on a consolidated basis is less than One Million Dollars ($1,000,000), any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit (including the WGE Revolving Loan Limit and the AGE Revolving Loan Limit, as applicable), Borrowers (or the applicable Borrower) shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion; provided, however, that if Excess Availability of Borrowers on a consolidated basis is less than One Million Dollars ($1,000,000) and the amount of Revolving Loans outstanding to AGE exceeds the AGE Revolving Loan Limit minus the Letter of Credit Obligations (an “AGE Overadvance”), an Event of Default shall not occur so long as (x) Borrowers deliver to Lender an intercompany note issued by AGE to WGE as permitted pursuant to Section 13(f)

hereof and (y) AGE pays all or a portion of the proceeds of such intercompany note in an amount equal to the AGE Overadvance to Lender for application to the AGE Overadvance within five (5) Business Days of the occurrence of such AGE Overadvance.

Each Borrower hereby authorizes Lender, in its sole discretion, to charge any of such Borrower’s accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner:  the Borrower requesting such Revolving Loan shall give Lender same day notice, no later than 1:00 P.M. (determined based on the local time of each Borrower at its principal place of business) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice such Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default.  In the event that a Borrower maintains a controlled disbursement account at Lender, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan.  As an accommodation to Borrowers, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers.  Unless a Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from such Borrower, Lender shall have no liability to Borrowers for any loss or damage suffered by a Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by a Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by such Borrower, or deemed to be requested by such Borrower, as follows:  the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from such Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by such Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from such Borrower.

(b)           Subsection 2(b)(ii) is hereby amended and restated in its entirety, as follows:

2(b)(ii)    Intentionally Omitted.

(c)           Subsection 9(a) is hereby amended and restated in its entirety, as follows:

9(a)         Weekly/Monthly Reports.

Borrowers shall deliver to Lender consolidated executed loan reports and certificates in Lender’s then current form, within fifteen (15) days after the end of each month; provided, that if Excess Availability of Borrowers on a consolidated basis is less than One Million Dollars ($1,000,000), Borrowers shall deliver to Lender consolidated and consolidating executed loan reports and certificates in Lender’s then current form, (i) within fifteen (15) days after the end of each month so long as Excess Availability of Borrowers on a consolidated basis is equal to or exceeds Five Hundred Thousand Dollars ($500,000), and (ii) on Monday of each week at all times that Excess Availability of Borrowers on a consolidated basis is less than Five Hundred Thousand Dollars ($500,000), such reports to be accompanied by copies of each Borrower’s sales journal, cash receipts journal and credit memo journal for the relevant period.  Such reports shall reflect the activity of each Borrower with respect to Accounts for the immediately preceding month or week, as applicable, and shall be in a form and with such specificity as is reasonably satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be reasonably requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

(d)           Subsection 11(c) is hereby amended and restated in its entirety, as follows:

11(c)       Loans by Borrower.

Neither of the Borrowers have made any loans or advances to any Affiliate or other Person except for (i) advances authorized hereunder to employees, officers and directors of such Borrower for travel and other expenses arising in the ordinary course of such Borrower’s business and (ii) loans to and from the other Borrower as permitted pursuant to subsection 13(f) hereof.

(e)           Subsection 11(i) is hereby amended and restated in its entirety, as follows:

11(i)        Affiliate Transactions.

Except as set forth on Schedule 11(i) hereto or as permitted pursuant to subsection 11(c) or 13(f) hereof, no Borrower is conducting, permitting or suffering to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

(f)            Subsection 11(n) is hereby amended and restated in its entirety, as follows:

11(n)       Indebtedness.

Except as set forth on Schedule 11(n) hereto or as permitted pursuant to subsection13(f) hereof, no Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

2.             Representations and Warranties of Borrowers.  Each Borrower represents and warrants that, as of the date hereof:

(a)           Borrowers have the right and power and are duly authorized to enter into this Amendment and all other agreements executed in connection herewith;

(b)           The execution, delivery and performance by Borrowers of this Amendment and the other agreements to which each Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of their respective Certificates of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which a Borrower is a party, or which purports to be binding on a Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which a Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of a Borrower’s properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which a Borrower is a party or which purports to be binding on a Borrower or any of its properties;

(c)           No consent, license, registration or approval of any governmental authority bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other agreements executed by Borrowers in connection herewith; and

(d)           This Amendment and the other agreements executed by each Borrower in connection herewith have been duly executed and delivered by Borrowers and are enforceable against Borrowers in accordance with their terms.

3.             Condition to Effectiveness of this Amendment.  The effectiveness of the terms and provisions of this Amendment shall be subject to  the execution and delivery by Borrowers and Lender of this Amendment.

4.             Costs and Expenses.  Borrower agrees to pay all reasonable legal fees and other expenses, whether for in-house or outside counsel, incurred by Lender in connection with this Amendment and the transactions contemplated hereby.

5.             Repayment and Cancellation of Intercompany Revolving Note.  In conjunction with the execution of this Amendment, AGE shall repay in full all of the outstanding principal and accrued interest owing under that certain Revolving Note dated as of June 30, 2003 issued by AGE in favor of WGE, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000) (the “Intercompany Note”) and collaterally assigned by WGE to Lender pursuant to that certain allonge dated as of June 30, 2003.  Upon said repayment, WGE shall execute a notice of repayment and cancellation addressed to AGE and Lender in the form of Exhibit A attached hereto (the “Repayment Notice”).  Upon Lender’s receipt of the executed Repayment Notice, Lender shall mark the original Intercompany Note “cancelled” and promptly return it to AGE.  The parties hereto hereby agree that upon Lender marking the original Intercompany Note “cancelled”, such Intercompany Note shall be of no further force or effect.

6.             Loan Agreement Remains in Force.  Except as specifically waived and amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which Lender has provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

7.             No Novation.  This Amendment and all other agreements executed by Borrowers on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Liabilities of Borrowers to Lender.

8.             Entire Agreement.  This Amendment comprises the entire agreement relating to the subject matter it covers and supersedes any and all prior written or oral agreements between Lender and Borrowers relating thereto.

9.             Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.           Amendment.  No amendment hereto shall be valid unless contained in a writing duly executed by the party or parties to be bound by it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first set forth above.

WELLS-GARDNER ELECTRONICS CORPORATION,
as a Borrower

By	/s/ George B. Toma
Its Vice President of Finance & CFO

AMERICAN GAMING & ELECTRONICS, INC.,
as a Borrower

By	/s/ George B. Toma
Its Vice President of Finance & CFO

LASALLE BANK NATIONAL ASSOICATION,
as Lender

By	/s/ Hollis J. Griffin
Its	First Vice President

EXHIBIT A

FORM OF REPAYMENT AND CANCELLATION NOTICE

January 17, 2005

American Gaming & Electronics, Inc.

9500 West 55th Street

Suite A

McCook, Illinois 60525-3605

LaSalle Bank National Association

135 South LaSalle Street

Suite 1112

Chicago, Illinois 60603

Attention:  Hollis Griffin

Re:          Repayment and Cancellation of Intercompany Revolving Note

Ladies and Gentlemen:

Reference is made to that certain Revolving Note dated as of June 30, 2003 issued by American Gaming & Electronics, Inc. (“AGE”) in favor of Wells-Gardner Electronics Corporation (“WGE”), in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000) (the “Intercompany Note”) and collaterally assigned by WGE to LaSalle Bank National Association pursuant to that certain allonge dated as of June 30, 2003.

The undersigned hereby confirms that it has received payment in full of all indebtedness and liabilities, including all principal and interest, owing by AGE to WGE in respect of the Intercompany Note and that, as of the date hereof, the Intercompany Note is terminated and of no further force or effect and all obligations of WGE to make further advances to AGE, and all rights of AGE to request advances, under the Intercompany Note are hereby terminated.

Very truly yours,

WELLS-GARDNER ELECTRONICS
CORPORATION

By:	/s/ George B. Toma
George B. Toma
Vice President of Finance & CFO